Exhibit 1.1

ACCESS MIDSTREAM PARTNERS, L.P.

$300,000,000 of Common Units Representing Limited Partner Interests

Equity Distribution Agreement

August 2, 2013

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC (the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $300,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of selling the Offered Units pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts to sell the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 21 hereof. Access Midstream Partners GP, L.L.C., a Delaware limited liability company (the “General Partner”) and a wholly owned subsidiary of Access Midstream Ventures, L.L.C., a Delaware limited liability company (“Midstream Ventures”), is the general partner of the Partnership and owns a 2% general partner interest in the Partnership. All of the Partnership’s activities are conducted through Access MLP Operating, L.L.C., a Delaware limited liability company wholly owned by the Partnership (“OLLC”). The Partnership, the General Partner and OLLC are sometimes referred to herein collectively as the “Partnership Parties” and each a “Partnership Party,” and the Partnership Parties, together with the Partnership’s subsidiaries, sometimes referred to herein collectively as the “Operating Subsidiaries,” are sometimes referred to as the “Partnership Entities” and each a “Partnership Entity.”

2. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each of the Managers at the Execution Time and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration and No Stop Order. The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File No. 333-189963) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Offered Units (the “Registration Statement”). Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made with respect to the Offered Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Partnership to the Managers. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of Registration Statement. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Common Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Registration Statement Not Subject of Pending Proceeding. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Units.

(c) Obligation to File New Registration Statement. To the extent that the Registration Statement is not available for the sales of the Offered Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Offered Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(d) No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Registration Statement or the Prospectus.

(e) No Material Misstatements or Omissions in Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and Time of Delivery, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Disclosure Package.

(f) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including without limitation any road show that is a free writing prospectus under Rule 433) and each electronic road show, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Manager specifically for use therein.

(g) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(h) Incorporated Documents. The documents incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(i) Ineligible Issuer. For purposes of each offering of the Offered Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rule 164 and Rule 433.

(j) Actively Traded Security. The Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act (“Regulation M”) by subsection (c)(1) of such rule.

(k) No Other Agreement. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4).

(l) No Broker or Finder Fees. There is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(m) Formation, Due Qualification and Authority. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(n) Power and Authority to Act as the Manager. The OLLC has full limited liability company power and authority to act as the manager of each of the Operating Subsidiaries, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(p) Ownership of the General Partner Interest and the Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(q) Capitalization of the Partnership. At the Execution Time, the issued and outstanding partnership interests of the Partnership will consist of 107,768,621 Common Units, 69,076,122 Subordinated Units, 12,160,730 Class B Units, 11,199,268 Class C Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units, Subordinated Units, Class B Units and Class C Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r) Duly Authorized and Validly Issued Units. At each Settlement Date and each Time of Delivery, if any, the Offered Units to be issued and sold on such date and the limited partner interests represented thereby will be duly authorized by the Partnership and, upon payment therefor and delivery thereof in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s) Ownership of the OLLC. The Partnership owns, directly or indirectly, 100% of the issued limited liability company interests in the OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC, as amended (the “OLLC Agreement”), and the certificate of formation of the OLLC and are fully paid (to the extent required under the OLLC Agreement) and nonassessable except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and the Partnership owns such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement.

(t) Ownership of the Operating Subsidiaries. The OLLC owns, directly or indirectly, 100% of the issued limited liability company interests in each Operating Subsidiary; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of such entity (collectively with the limited liability company agreement of the General Partner, referred to herein as the “General Partner Agreement,” and the Partnership Agreement, and the OLLC Agreement, the “Organizational Agreements”) and the certificate of formation of such entity (collectively with the certificate of limited partnership of the Partnership, the certificate of formation of the General Partner, the certificate of formation of the OLLC and the Organizational Agreements, the “Organizational Documents”), and are fully paid (to the extent required under the Organizational Agreement of such entity) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such non-assessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and the OLLC owns such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement.

(u) No Other Subsidiaries. Other than the other Partnership Entities and Finance Corp., the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% limited liability company interest in the OLLC, (ii) the OLLC’s ownership of 100% of the issued shares of capital stock of Finance Corp. and (iii) the OLLC’s direct or indirect ownership of 100% of the limited liability company interest in each of the Operating Subsidiaries and its ownership of 66%, 58.7% and 33.33% of the limited liability company interests in Cardinal Gas Services, L.L.C., Utica East Ohio Midstream LLC and Ranch Westex JV LLC, respectively, neither the Partnership nor the OLLC owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp. was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(v) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except for such rights as have been effectively waived or as provided in the Organizational Documents, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than those arising under the Amended and Restated Registration Rights Agreement by and among the Partnership, GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P., GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P. and The Williams Companies, Inc., dated December 20, 2012.

(w) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. At each Settlement Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective members or partners for the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(x) Authorization of Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(y) Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a legal, valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the General Partner Agreement has been duly authorized, executed and delivered by Midstream Ventures and is a legal, valid and binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

(iii) the OLLC Agreement has been duly authorized, executed and delivered by the Partnership and is a legal, valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(iv) the limited liability company agreement of each Operating Subsidiary has been duly authorized, executed and delivered by the OLLC and is a legal, valid and binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms;

except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z) No Conflicts. None of (i) the offering, issuance and sale of the Offered Units as described in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto or (iii) the consummation of the transactions contemplated by this Agreement (A) conflicts or will conflict with, constitutes or will constitute a violation of, or constitutes or will constitute a change-of-control pursuant to, the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), a change-of-control or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them or their respective properties is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would (x) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(aa) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance and sale of the Offered Units as described in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto or (iii) the consummation of the other transactions contemplated by this Agreement, except (A) for consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Units by the Managers, (B) for such consents that have been, or prior to each Settlement Date will be, obtained or made, (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement, and (D) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(bb) No Defaults. None of the Partnership Entities is (i) in violation of any of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the cases of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement.

(cc) Conformity of Securities to Descriptions in the Registration Statement, the Disclosure Package and the Prospectus. The Offered Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of the Partnership incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Entities as required by the Securities Act and the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of Chesapeake Midstream Operating, L.L.C. (“CMO”) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to CMO as required by the Securities Act and the Public Company Accounting Oversight Board.

(ee) Financial Statements. The historical financial statements (including the related notes and supporting schedules) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership or CMO, as applicable, as of the dates indicated, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial information incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Disclosure Package or the Prospectus that are not so included or incorporated by reference. The other financial information of the Partnership, the General Partner and their subsidiaries and CMO, including non-GAAP financial measures, if any, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby.

(ff) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, (ii) any transaction which is material to the Partnership Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Disclosure Package and the Prospectus, (iii) any dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Entities or (iv) any development that would reasonably be expected to materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(gg) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not described as required by the Securities Act and the Exchange Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act and the Exchange Act. Each contract, document or other agreement described in the Registration Statement, the Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Registration Statement, the Disclosure Package and the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(hh) Title to Properties. The Partnership Entities have good and indefeasible title to all real property (exclusive of easements, rights-of-ways and other similar instruments) and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as owned by the Partnership Entities, free and clear of all Liens and defects, except (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) those created, arising under or securing obligations under the

Amended and Restated Credit Agreement, (iii) as described in the Registration Statement, the Disclosure Package and the Prospectus or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ii) Rights-of-Way. Each of the Partnership Entities has such easements, rights-of-way or other similar agreements from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj) Governmental Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities is in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(mm) No Adverse Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by PricewaterhouseCoopers LLP, (i) none of the Partnership Entities is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Partnership Entities, and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(nn) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those taxes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(oo) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Offered Units and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp) Environmental Compliance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities (i) is in compliance with any and all federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in clauses (i) through (iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities has received written notice that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(qq) Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(rr) No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(ss) Insurance. The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof.

(tt) Litigation. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer or sale of the Offered Units, or (C) call into question the validity of this Agreement or the performance by the Partnership Entities of their obligations under this Agreement.

(uu) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the final Settlement Date and completion of the distribution of the Offered Units, will not distribute, any offering material in connection with the offering and sale of the Offered Units other than the Registration Statement, the Disclosure Package and the Prospectus and any Issuer Free Writing Prospectus to which the Managers have consented in accordance with this Agreement.

(vv) Foreign Corrupt Practices Act. None of the Partnership Entities, nor any director or officer of a Partnership Entity, nor, to the Partnership Parties’ knowledge, any employee, agent or representative of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(ww) Anti-Money Laundering. The operations of the Partnership Entities and its directly or indirectly wholly owned Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all jurisdictions where such entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending, or the knowledge of the Partnership Parties, threatened.

(xx) Office of Foreign Assets Control. None of the Partnership or any of its directly or indirectly wholly owned Partnership Entities nor, any director, officer, agent, affiliate or employee of any such entity is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union and the United Nations (together “Sanctions”). The Partnership and its directly or indirectly wholly owned Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose if the Partnership or such wholly owned Partnership Entity of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of Sanctions.

(yy) Listing. The Offered Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(zz) Stabilization. The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Offered Units.

(aaa) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate, and the Partnership Parties have obtained the written consent to the use of such data from such sources to the extent required.

(bbb) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ccc) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to another Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Entity any loans or advances to such subsidiary from such Partnership Entity or from transferring any of such subsidiary’s property or assets to another Partnership Entity, except as prohibited under the Amended and Restated Credit Agreement.

(ddd) XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Each certificate signed by or on behalf of any of the Partnership Parties and delivered to any Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by each such Partnership Party to the Managers, as to the matters covered thereby.

3. Sale and Delivery of Offered Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agents for the Partnership, the Offered Units on the following terms.

(i) The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and any Manager on any day that (A) is a trading day for the NYSE, (B) the Partnership, through any of the individuals listed as Authorized Representatives on Schedule II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Unit at which such Offered Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Offered Units designated for sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Offered Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Offered Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Offered Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii) The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its commercially reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the Partnership’s Board of Directors (the “Board”), or a pricing committee duly authorized thereby, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Offered Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Offered Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) shall constitute the net proceeds to the Partnership for such Offered Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, any Transaction Fees deducted pursuant to Section 3(a)(v) and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation to which such Manager is entitled.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Disclosure Package and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Managers in advance. Any obligation of any Manager to use its commercially reasonable efforts to sell the Offered Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If any Manager, each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager(s) and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager(s) unless and until the Partnership and such Manager(s) have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Offered Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by such Manager. The commitment of any Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) The Partnership will not request any sales hereunder that exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Offered Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to the Offered Units, it shall promptly notify the other parties and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Offered Units that would be sold, and the Managers shall not be obligated to sell, during any period in which the Partnership is in possession of material non-public information.

4. Agreements. Each of the Partnership Parties, jointly and severally, covenants and agrees with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, prior to filing any amendment of the Registration Statement or supplement (including the Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement, the Partnership will furnish to the Managers for review a copy of each such proposed amendment or supplement, and the Partnership shall not use any such proposed amendment or supplement to which any Manager reasonably objects. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, the Partnership will make generally available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Partnership’s security holders and to the Managers an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(e) The Partnership will furnish to the Managers and counsel for the Managers, without charge, as many copies of the Registration Statement (including exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto and any documents incorporated by reference therein as the Managers may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will promptly from time to time take such action as the Managers may reasonably request to qualify the Offered Units for offering and sale under the securities laws of such jurisdictions as the Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Managers, and the Managers agree with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, the Partnership will not directly or indirectly, (1) offer to sell, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Units or securities convertible into or exchangeable for Common Units (other than the Offered Units and Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction agreement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8 or any registration statement filed in connection with an issuance made pursuant to clause (i) below), or (4) publicly disclose the intention to do any of the foregoing without, in each case, giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction; provided, however, (A) that the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, (B) the Partnership may file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any long-term incentive plan, management incentive compensation plan, employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and (C) the Partnership may issue Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Execution Time. In the event that notice of a proposed sale or other action is provided by the Partnership pursuant to this Section 4(h), the Managers may (and shall if requested by the Partnership) suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers.

(i) The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any Common Units to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(j) The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) On August 2, 2013 (the “First Representation Date”), upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Offered Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) the Managers may otherwise reasonably request (such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the General Partner shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, of the same tenor as the certificate referred to in Section 6(g) of this Agreement, modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) On the First Representation Date and on each Representation Date thereafter, the Partnership Parties shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Latham & Watkins LLP, counsel to the Partnership Parties, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On the First Representation Date and each Representation Date thereafter, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of the General Counsel of the Partnership, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) On the First Representation Date and each Representation Date thereafter, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) On the First Representation Date and each Representation Date thereafter, Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special Oklahoma counsel for the Partnership Parties, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On the First Representation Date and each Representation Date thereafter, Richards, Layton & Finger P.A., special counsel to the Partnership, shall deliver a written opinion, dated and delivered the date of the First Representation Date or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(f) of this Agreement but modified as necessary to relate to the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q) On the First Representation Date and each Representation Date thereafter, the Partnership shall cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated the date of the First Representation Date or such Representation Date, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(h) of this Agreement but modified to relate to the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(r) On the First Representation Date and on each Representation Date thereafter, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(s) The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(t) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant period.

(u) If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(i) or 6(j) shall not be true and correct on each Settlement Date and each Time of Delivery, if any, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of the sale of Common Units by any Manager the right to refuse to purchase and pay for such Offered Units.

(v) Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Disclosure Package and the Prospectus as amended and supplemented relating to such Offered Units).

(w) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(x) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(y) The Partnership shall cooperate with the Managers and use its commercially reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(z) The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

5. Payment of Expenses. The Partnership Parties agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that, except as provided in this Section 5, each Manager shall pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated hereunder.

6. Conditions to the Obligations of the Managers. The respective obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; any material required to be filed by the Partnership pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Latham & Watkins LLP, to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, its opinion and negative assurance letter, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively.

(c) The Partnership shall have requested and caused Regina Gregory, or the other internal counsel to the Partnership specified in Section 4(m) of this Agreement, to furnish to the Managers, on every date specified in Section 4(m) of this Agreement, an opinion and negative assurance letter, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit B.

(d) The Managers shall have received from Baker Botts L.L.P., counsel for the Managers, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have requested and caused Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., to furnish to the Managers, on every date specified in Section 4(o) of this Agreement, its opinion, as special Oklahoma counsel for the Partnership Parties, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit C.

(f) The Partnership shall have requested and caused Richards, Layton & Finger P.A., to furnish to the Managers, on every date specified in Section 4(p) of this Agreement, its opinion, as special Delaware counsel to the Partnership, dated as of such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, substantially in the form attached hereto as Exhibit D.

(g) The General Partner shall have furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the General Partner, signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated as of such date, stating that:

(i) the representations, warranties and agreements of the Partnership Parties contained in Section 2 of this Agreement are true and correct on and as of such date, and the Partnership Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that would reasonably be expected to result in a prospective material adverse change in the financial condition, earnings, business or operations of the General Partner, the Partnership and its subsidiaries (taken as a whole) from that set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) On every date specified in Section 4(q) hereof and to the extent requested by the Managers in connection with any offering of the Offered Units, the Managers shall have received from PricewaterhouseCoopers LLP, a letter or letters in form and substance satisfactory to the Managers, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been any change, or any development that would reasonably be expected to result in a prospective change, in the financial condition, earnings, business or operations of the Partnership Entities (taken as a whole) from that set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Prospectus.

(j) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined under Section 3(a)(62) of the Exchange Act).

(k) The NYSE shall have approved the Offered Units for listing, subject only to official notice of issuance.

(l) At any time that sales of the Offered Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell Offered Units but such instructions have not been fulfilled or cancelled, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, NYSE MKT or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (iv) and (v), as to make it, in the judgment of the Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Units on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

(m) The Partnership Parties shall have furnished the Managers such additional documents and certificates as the Managers or counsel for the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts, counsel for the Managers, at 910 Louisiana Street, Houston, Texas 77002, or electronically, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership Parties, jointly and severally, shall indemnify, defend and hold harmless each Manager, its partners, directors, officers, employees, agents, and members, any person who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Manager, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7(a) being deemed to include the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Partnership Parties, jointly and severally, agree to reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified person is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, except with respect to the Registration Statement or such Prospectus insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager through such Manager to the Partnership expressly for use in the Registration Statement or such Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the case of such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) Each Manager, severally and not jointly, shall indemnify, defend and hold harmless each Partnership Party and each of their respective directors and officers who signed the Registration Statement and any person who controls such Partnership Party, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, any Preliminary Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in connection with such information, which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or a Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and payment of all fees and expenses, whereupon the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, but shall not relieve the indemnifying party from its obligation to provide reimbursement and contribution except to the extent so prejudiced. If such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the payment of all fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party; provided, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have assumed control of the defense as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims, referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Managers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, shall be deemed to be in the same respective proportions as the total net proceeds received by the Partnership (net of underwriting discounts and commissions but before deducting expenses) from the offering of the Offered Units purchased under this Agreement as determined by this Agreement or any Applicable Terms Agreement, on the one hand, and the total underwriting discounts and commissions received by the Managers with respect to the Offered Units purchased under this Agreement or such Applicable Terms Agreement, on the other hand. The relative fault of the Partnership Parties on the one hand and of the Managers on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties on the one hand or by the Managers on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership Parties and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7(d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) in no case shall the Partnership be required to contribute any amount in excess of the aggregate net proceeds received by the Partnership (after deducting underwriting discounts and commissions but before deducting offering expenses), from the offering of the Offered Units purchased by such Manager hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager and its partners, directors, officers, employees, agents or members or any person (including each partner, officer, director, employee or member of such person) who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate of such Manager by or on behalf of the Partnership Parties, their respective directors, employees or officers or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Offered Units. Each Partnership Party and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of their respective officers, employees or directors in connection with the offering and sale of the Offered Units, or in connection with the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Managers for the Partnership, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) In the case of any purchase of Offered Units by any Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto)

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10. Research Analyst Independence. In addition, the Partnership Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Offered Units that differ from the views of their respective investment bankers. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Managers’ investment banking divisions. The Partnership Parties acknowledge that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.

11. No Fiduciary Duty. Each Partnership Party acknowledges and agrees that in connection with the offering of the Offered Units, the sale of the Offered Units or any other services the Managers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers: (i) no fiduciary relationship between the Partnership Parties and any other person, on the one hand, and the Managers, on the other, exists; (ii) the Managers are not acting as advisors, expert or otherwise, to the Partnership Parties, and such relationship between the Partnership Parties, on the one hand, and the Managers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Managers may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Managers and their respective affiliates may have interests that differ from those of the Partnership Parties. Furthermore, the Partnership Parties agree that they are solely responsible for making their own judgments and decisions in connection with this offering. Each Partnership Party hereby waives any claims that the Partnership Parties may have against the Managers with respect to any breach of fiduciary duty in connection with this offering.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of the Managers’ respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: IBD Legal, Facsimile: (212) 902-9316; and Wells Fargo Securities LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no.: (212) 214-5918; and, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to c/o Access Midstream Partners, L.P., (405) 879-6111 and confirmed to it at 900 NW 63rd Street, Oklahoma City, Oklahoma 73118, Attention: Chief Executive Officer.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the Managers, the Partnership Parties and their respective successors and the indemnified persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Partnership and the Managers with respect to the subject matter hereof.

16. Definition of the Terms “Business Day” and “subsidiary”. For purposes of this Agreement, (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405.

17. Applicable Law and Waiver of Jury Trial.

(a) THIS AGREEMENT IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANY OTHER STATE. THE PARTNERSHIP PARTIES AND THE MANAGERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.

(b) The parties hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the terms of this Agreement and the offering contemplated hereby, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the party set forth under Notices herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to its obligations hereunder, each waives such immunity to the extent permitted by applicable law.

18. Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings used in this Agreement and any Terms Agreement are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, as of the relevant Applicable Time, the Base Prospectus and the Prospectus Supplement, together with the number of Offered Units and the public offering price of Offered Units sold at the relevant Applicable Time and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the relevant Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units, each of which is listed on Schedule I.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that filed pursuant to Rule 424(b).

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Any reference to any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Prospectus Supplement or the Prospectus, as the case may be.

“Rule 153,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Managers.

Very truly yours,

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C.,
its general partner

By:	/s/ David C. Shiels
Name: David C. Shiels
Title: Chief Financial Officer

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:	/s/ David C. Shiels
Name: David C. Shiels
Title: Chief Financial Officer

ACCESS MLP OPERATING, L.L.C.

By:	/s/ David C. Shiels
Name: David C. Shiels
Title: Chief Financial Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ramzi Nassar
Name:	Ramzi Nassar
Title:	Vice President

GOLDMAN, SACHS & CO.

By:	/s/ David McDonald
Name:	David McDonald
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

Signature Page to Equity Distribution Agreement

Schedule I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule II

Authorized Representatives

J. Mike Stice – Chief Executive Officer

Robert S. Purgason – Chief Operating Officer

David C. Shiels – Chief Financial Officer

Regina Gregory – General Counsel

Bradley Mueller – Controller

Michael W. Smith – Treasurer

[Form of Terms Agreement]	ANNEX I

ACCESS MIDSTREAM PARTNERS, L.P.

Units Representing Limited Partners Interests

TERMS AGREEMENT

, 20	[ ]

Dear Sirs:

Access Midstream Partners, L.P. (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [date], 2013 (the “Equity Distribution Agreement”), among the Partnership, Access Midstream Partners GP, L.L.C., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC to issue and sell to [            ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to [            ] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)].

[            ] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and the Prospectus dated August 2, 2013 that relates to the Purchased Units (the “Purchased Units Prospectus”), and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery [and any Option Closing Date] with respect to the Purchased Units Prospectus.

Annex I, Page 1

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

Annex I, Page 2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Managers, the Partnership and the General Partner.

Very truly yours,

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C.,
its general partner

By:
Name: David C. Shiels
Title: Chief Financial Officer

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:
Name: David C. Shiels
Title: Chief Financial Officer

ACCESS MLP OPERATING, L.L.C.

By:
Name: David C. Shiels
Title: Chief Financial Officer

Annex I, Page 3

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Units Representing Limited Partnership Interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager(s):

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Purchased Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(l), (m), (o) and (p).

(2)	The opinion referred to in Section 4(n).

(3)	The accountants’ letter referred to in Section 4(q).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

EXHIBIT A-1

FORM OF OPINION OF LATHAM & WATKINS LLP

[To be provided to the Managers.]

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

[To be provided to the Managers.]

EXHIBIT A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

[To be provided to the Managers.]

EXHIBIT B

FORM OF GENERAL COUNSEL OPINION

[To be provided to the Managers.]

EXHIBIT C

FORM OF OPINION OF OKLAHOMA COUNSEL

[To be provided to the Managers.]

EXHIBIT D

FORM OF OPINION OF RICHARDS, LAYTON & FINGER P.A.

[To be provided to the Managers.]